Exhibit 10.1


                             SALES AGENCY AGREEMENT

                                 MEMS USA, INC.

                                                                 August 22, 2005


S.W. Bach & Company.
6 Harbor Park Drive
Port Washington, New York 11050


                       Private placement of up to $3,000,000 of units, each unit
                       consisting of one share of common stock and one warrant
                       to acquire one share of common stock (hereafter
             Re:       referred to as a "Unit")

Ladies and Gentleman:

      MEMS USA, Inc., a corporation organized under the laws of Nevada (the "Company"), pursuant to the terms and conditions set forth below, hereby engages S.W. Bach & Company (the "Placement Agent") to undertake to use its "reasonable best efforts" to offer and sell up to $3,000,000 of Units at $1.50 per Unit (the "Offering"). Each Unit shall consist of one share of the Company's common stock (a "Share"), and a warrant with a five year term ("Warrant") to acquire an additional Share at $2.25 per Share. The minimum number of Units for which the Placement Agent shall attempt to sell hereunder shall be $412,500 of Units (the "Minimum Number of Units"), and the maximum number of Units to be sold hereunder shall be $3,000,000 of Units (the "Maximum Number of Units"). The Company desires to offer and sell the Units only to accredited investors as such term is defined in Regulation D under the Securities Act of 1933, as amended ("Regulation D under the Securities Act"), and Rule 501 promulgated by the Securities and Exchange Commission (the "Commission") thereunder. The Company understands that, in soliciting purchasers of Units and in assuming its other obligations hereunder, the Placement Agent will be acting solely as agent for the Company, and not as principal, and that the Placement Agent's responsibility is limited to acting on a "reasonable best efforts" basis under the circumstances in attempting to arrange the sale of Units, with no understanding, expressed or implied, of a commitment on the Placement Agent's part to underwrite or purchase the Units.

      1. Representation, Warranties and Covenants of the Company. The Company hereby represents and warrants as follows:

            (a) The Company will be solely responsible for the preparation and contents of a private placement memorandum (the "Offering Memorandum") and any and all other written or oral communications provided by or on behalf of the Company to any actual or prospective purchaser of the Units, and the Company represents and warrants that, on preparation and at each Closing Date (as such term is defined below) the Offering Memorandum and such other communications will not, as of the date of the offer or sale of the Units, contain any untrue statement of a material fact or omit to state of material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading provided, however, that the representation and warranty in this subparagraph shall not apply to statements in, or omissions from, the Offering Memorandum made in reliance upon and in conformity with information specifically furnished in writing to the Company by or on behalf of the Placement Agent for use in the Offering Memorandum.

      With respect to the financial projections to be contained in the Offering Memorandum (the "Projections"), the Company represents and warrants that the Projections will be made by the Company with a reasonable basis and in good faith and that the Projections will represent the Company's best then available estimate and judgment as to the future financial performance of the Company based on the assumptions to be disclosed therein, which assumptions will be all the assumptions that are material in forecasting the financial results of the Company and which will reflect the Company's best then available estimate of the events, contingencies and circumstances described therein. The Company authorizes the Placement Agent to provide the Offering Memorandum to prospective purchasers of the Units. If at any time prior to the completion of the offer and sale of the Units an event occurs that would cause the Offering Memorandum (as supplemented or amended) to contain an untrue statement of a material fact or to omit to state a material fact necessary in order to make statements therein, in light of the circumstances under which they were made, not misleading, or that would cause a material change in the Company's view of the likelihood of achievement of the Projections or the reasonableness of the underlying assumptions, then the Company will immediately notify the Placement Agent of such event and will suspend solicitations of the prospective purchasers of the Units until such time as the Company shall prepare a supplement or amendment to the Offering Memorandum that corrects such statement or omission or revises the Projections or such assumptions. The Company shall also prepare forms of necessary and appropriate purchase, subscription and other agreements and documents, containing terms and conditions customary for private placements, to be entered into by the Company and purchasers of Units, which forms shall be provided to prospective purchasers only upon the review and approval of both the Company and the Placement Agent.

            The Offering Memorandum shall consist of, among other documents, a copy of the Company's Annual Report on Form 10-KSB for the year ended September 30, 2004 (the "Form 10-KSB").

            (b) The financial statements and schedules included in the Offering Memorandum will upon preparation and on each Closing Date present fairly the financial condition, results of operations and changes in financial condition of the Company on the dates thereof and for the periods indicated and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the financial statements included in the Form 10-QSB that is part of the Offering Memorandum are subject to normal year-end adjustments and lack footnotes and other presentation items.

            (c) The Company is current on any and all of its filings with the Commission and the Form 10-KSB and each Form 10-QSB, when they were filed with or provided to the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder, and, when they were filed with or provided to the Commission, none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (d) On each Closing Date, the Company will be deemed to represent that since the respective dates as of which information is given in the Offering Memorandum, there has not been any material adverse change in the business, properties, financial condition or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, other than as set forth in the Offering Memorandum, and since such dates, the Company has not entered into any material transaction not referred to in the Offering Memorandum.

            (e) The Company has been duly incorporated and validly exists as a corporation in good standing under the laws of its jurisdiction of incorporation, has full corporate power and authority to own or lease its properties and conduct its business as described in the Offering Memorandum and as being conducted. The Company is duly registered and qualified as a foreign corporation for the transaction of business in each jurisdiction where such qualification is required by reason of the owning or leasing of property or the conducting of business and in which the failure to be so qualified would have a material adverse effect upon the Company.

            (f) As of August 15, 2005, the Company had 100,000,000 and 17,404,198 Shares authorized and issued, respectively. The Company is not a party to or bound by any, instrument, agreement or other arrangement providing for the Company to issue any capital stock, rights, warrants, options or other securities, except for this Agreement and as described in the Offering Memorandum. Since July 18, 2005, the Company has not issued any shares of capital stock or rights, warrants or options to acquire shares of its capital stock, other than options granted to or shares issued pursuant to the exercise of outstanding options held by employees, consultants or directors of, or service providers to, the Company. The outstanding shares of the Company's Common Stock (the "Outstanding Shares") have been duly authorized and are validly issued, fully paid and nonassessable. The Outstanding Shares have been issued in compliance with all applicable securities laws.

            (g) The Shares and the Shares issuable upon the exercise of the Warrant ("Warrant Shares") have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein and in the Warrants, respectively, will be validly issued, fully paid and nonassessable. The Warrants have been duly and validly authorized and, when issued and delivered as provided herein, will constitute valid and binding obligations of the Company. A sufficient number of Warrant Shares have been reserved for issuance upon exercise of the Warrants. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Shares, the Warrants or the Warrant Shares.

            (h) This Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Placement Agent, constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by general equitable principles, or bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, and except as rights to indemnity or contribution for liabilities arising under the Securities Act may be limited by applicable law.

            (i) The Company is not, or with the giving of notice or lapse of time would be, in violation of or in default under, nor will the execution or delivery of this Agreement, or the issuance and sale of the Shares, Warrants or the Warrant Shares or the consummation of the transactions contemplated hereby, result in a violation of or constitute a default under, the certificate of incorporation, bylaws or other governing documents of the Company or any agreement to which the Company is a party or by which it is bound, or to which any of its respective properties is subject, except where such violation or default would not have a material adverse effect on the business condition of the Company. The performance by the Company of its obligations hereunder will not violate any law, rule, administrative regulation or decree of any court, or any governmental agency or body having jurisdiction over the Company, or any of its respective properties, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company, except where such violation or lien, charge, claim or encumbrance would not have a material adverse effect on the business condition of the Company. No consent, approval, authorization or order of any court, governmental agency or body, or other third party, is required in connection with the issuance of the Shares, Warrants or the Warrant Shares and the consummation of the transactions contemplated by this Agreement, except such as may be required under applicable state securities laws. .

            (j) The Company owns, or has valid rights to use, all items of real and personal property which are material to the business of the Company, free and clear of all liens, encumbrances and claims which materially interfere with the business, properties, financial condition or results of operations of the Company.

            (k) The Company has no knowledge of any material infringement by it of any trademark, trade name, service mark, service name, copyright, license, patent, trade secret or other similar right of others (collectively, the "Intellectual Property Rights"), and, except as shall be described in the Offering Memorandum, there has been no claim made relating to such Intellectual Property Rights against the Company which is reasonably likely to have a material adverse effect on the condition, business, or results of operations of the Company.

            (l) Except as shall be described in the Offering Memorandum, there is no litigation or governmental proceeding to which the Company is a party or which any property of the Company is subject or which is pending, or to the knowledge of the Company, contemplated against the Company which is reasonably likely to result in any material adverse change in the business, properties, financial condition, or results of operations of the Company.

            (m) The Company has not been advised and has no reason to believe it is in violation of any applicable law, statute, ordinance, rule, regulation, order or decree of any court, governmental body or regulatory authority or administrative agency having jurisdiction over the Company or any of the property or assets of the Company (including, without limitation, any such law, statute, ordinance, rule, regulation, order or decree with respect to environmental protection or the release, handling, treatment, storage or disposal of hazardous substances or toxic wastes) which violation, individually or in the aggregate, would have a material adverse effect on the general affairs, business, financial condition, stockholders' equity, or results of operations of the Company. Neither the Company, its officers nor its directors have taken any action relating directly to the Offering which would constitute a material violation of federal, foreign or, to its knowledge, state securities laws or regulations.

            (n) Except as the Company has previously disclosed in writing to the Placement Agent, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in the Company owing a fee or a commission to anyone other than the Placement Agent.

            (o) The Company has filed all material federal, state and foreign income and franchise tax returns or extensions for filing thereof required to be filed as of the date hereof, and has paid or accrued all taxes shown as due thereon; and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company which would materially and adversely affect the business, operations or properties of the Company.

            (p) All material transactions between the Company and the officers, directors and beneficial holders of 5% or more of the outstanding Shares of the Company will be accurately disclosed in the Offering Memorandum and the terms of each such transaction are fair to the Company and no less favorable to the Company than the terms that could have been obtained from unrelated parties, except as disclosed in the Offering Memorandum.

            (q) The Company maintains insurance of the types and in the amounts which it deems adequate for its business, including, but not limited to, general liability insurance and insurance covering all material interests in real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

            (r) The Company has not distributed and during the Offering Period (as such term is defined below) will not distribute any offering material in connection with the offer and sale of the Units other than the Offering Memorandum and any other materials permitted by state Blue Sky laws and delivered to the Placement Agent in advance. During the Offering Period, the Company shall not, and shall not permit its affiliates or its or their officers, directors, employees or representatives to, directly or indirectly, (i) offer any Units or other securities for sale to, or solicit any offer to purchase any Units or other securities from, or otherwise contact, discuss or negotiate with respect to any offer or sale of any Units or other securities with, any person,
(ii) authorize anyone other than the Placement Agent to act on behalf of the Company to place any Units or other securities or (iii) have any discussions or negotiations with any person other than the Placement Agent with respect to engaging such person as a finder, broker, dealer, agent or financial advisor in connection with any sale of securities. The Company shall, and shall cause its affiliates and its and their officers, directors, employees and representatives to, promptly refer to the Placement Agent any and all offers, inquiries and proposals relating to any securities received at any time during the term of this Agreement.

            (s) Assuming that each purchaser of Units in the Offering is an "accredited investor" as that term is defined in Regulation D and that the Placement Agent and participating selected dealers do not engage in any "general solicitation" as that term is defined under Regulation D, the offer and sale of the Shares, Warrants and Warrant Shares making up the Units are exempt from registration pursuant to Section 4(2) and Regulation D under the Securities Act.

            (t) The Company will fully cooperate with the Placement Agent in any due diligence investigation reasonably requested by it with respect to the proposed offer and sale of the Units and will furnish the Placement Agent with all such information, including financial statements, with respect to the business, operations, assets, liabilities, financial condition and prospects of the Company as the Placement Agent may reasonably request in order to make a final determination as to whether to proceed with the Offering and, if the Offering proceeds, for use in connection with the offering of the Units. The Placement Agent and its agents may each rely upon the accuracy and completeness of all such information and the Company acknowledges that neither the Placement Agent nor any of its officers, directors, employees, representatives or agents has been retained to independently verify any of such information. In connection with the diligence to be performed by the Placement Agent, the Company will provide the Placement Agent with complete access to the officers, directors, employees, agents and representatives of the Company.

      2. Appointment of Placement Agent; Offer and Sale of the Units.

            (a) The Company hereby appoints you as the exclusive Placement Agent to offer and sell the Units on the terms and conditions set forth herein and to be set forth in the Offering Memorandum. Subject to your agreement to proceed after completion of your due diligence your appointment as Placement Agent hereunder shall terminate upon the completion or termination of the Offering, as more fully described below.

      As Placement Agent, upon your written acceptance of the Offering Memorandum and further agreement to proceed hereunder utilizing such, you shall offer and sell the Units for the Company upon the terms and conditions set forth in the Offering Memorandum and the Subscription Agreement (as such term is defined below).

      For purposes of this Agreement, the Offering will be deemed to have commenced upon your agreement to proceed after completion of due diligence and delivery to you of copies of the Offering Memorandum in form acceptable to you and will terminate upon the first to occur (the "Termination Date") of: (i) the failure of the Company to meet the conditions of the Initial Closing (as such term is defined below); (ii) the sale of the Maximum Number of Units; or (iii) November 22, 2005; provided, however, that the Company and the Placement Agent may mutually agree to extend the Offering through December 22, 2005 to a date to be agred upon. The period beginning the date on which the Offering was deemed to have commenced and ending on the Termination Date shall be referred to herein as the "Offering Period."

      Subject to the performance by the Company of all of its material obligations to be performed hereunder, your acceptance of the Offering Memorandum and to the completeness and accuracy of all representations, warranties and covenants of the Company contained herein, you hereby accept such agency and agree on the terms and conditions herein set forth: (i) in your sole discretion to form and manage a group of securities broker-dealers (the "Selected Dealers") selected by you, each of which shall be a member of the National Association of Securities Dealers, Inc., and to cause each Selected Dealer to enter into a Selected Dealer Agreement in a customary form; and (ii) in conjunction with such Selected Dealers, if any, to use your best efforts during the Offering Period to find subscribers for the Units.

      In carrying out the transactions contemplated by this Agreement, you have observed and will observe and comply with: (A) all applicable securities laws, regulations, rules and ordinances in any jurisdiction in which the Units may be offered, sold or delivered (including those rules and regulations imposed by Regulation D and Rule 506 thereunder); and (B) all applicable regulations and rules of the National Association of Securities Dealers, Inc.; provided, however, that except as specifically provided in this Agreement and except for information as may be provided by you without prior review and approval by the Company, you assume no responsibility for the accuracy or completeness of the information contained in the Offering Memorandum or provided to subscribers in connection with their investment decisions. In addition, in connection with the Offering, you have not engaged in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to, any advertisement, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or any seminar or meeting whose attendees had been invited by a general solicitation or general advertising.

      Subject to earlier termination as provided herein, your agency hereunder shall continue until the termination of the Offering Period. In the event that the Offering is commenced and subscriptions for at least the Minimum Number of Units are not received and accepted by the Company on or before November 22, 2005, which date may be extended by the Company and the Placement Agent through December 22, 2005, all funds received from subscribers shall be returned in full, without interest earned thereon, and your agency and this Agreement shall terminate without obligations on your part or on the part of the Company, except as provided in Section 9 of this Agreement.

            (b) Each subscriber for Units will be required to complete and execute a Subscription Agreement in the form attached hereto as Exhibit B (the "Subscription Agreement"). All Subscription Agreements received by the Placement Agent promptly shall be transmitted to the Company at the address set forth in
Section 11 hereof, or at such other place as shall be agreed upon between the Company and the Placement Agent. Each Subscription Agreement must be accompanied by payment in full for the Units subscribed for. All payments for Units in the form of a check, draft or money order must be made payable to "MEMS, Inc. Escrow Account" and all payments for Units in the form of a wire transfer must be made in accordance with the wire transfer instructions attached to or included as part of the Escrow Agreement, (as such term is defined below), until otherwise directed by the Placement Agent.

            (c) Except as otherwise agreed in writing by you and the Company, all funds for subscriptions for Units received by the Placement Agent or any Selected Dealer shall be deposited in an escrow account maintained with U.S. Bank National Association or such other escrow agent agreed upon by the Placement Agent (the "Escrow Agent") and held by the Escrow Agent upon the terms and conditions of the Escrow Agreement to be entered into among the Company, the Escrow Agent and the Placement Agent (the "Escrow Agreement"). Except as otherwise agreed in writing by you and the Company, you will transmit to the Escrow Agent for deposit in the escrow account all subscribers' payments for Units payable as provided in Section 2(b) above by noon on the next business day after your receipt thereof. You agree that any subscriber's payment received by you which is payable other than as is provided in Section 2(b) above will be returned by you directly to the subscriber not later than the end of the next business day following your receipt thereof with instructions as to the proper party to whom said payment should be made. The Company shall be responsible for any and all fees and expenses of the Escrow Agent.

            (d) All sales of Units are conditioned upon the receipt and acceptance by the Company of subscriptions for the Minimum Number of Units on or before November 22, 2005, which date may be extended by mutual agreement of the Company and the Placement Agent through December 22, 2005. Subject to the satisfaction of the foregoing, and the other terms and conditions of this Agreement, as soon as practicable after notice from the Escrow Agent to the Company and you that it has funds deposited in the escrow account which have cleared the collection process representing the proceeds from the sale of at least the Minimum Number of Units, unless delayed by agreement of the Company and you until receipt and acceptance of subscriptions for up to the Maximum Number of Units, delivery of the Units (as described in Section 2(f) hereof) against payment therefor ("Initial Closing") shall take place at the offices of Ziegler, Ziegler & Associates LLP, 570 Lexington Avenue, 44th Floor, New York, New York (or such other place as may be designated by agreement between the Company and you) at 10:00 a.m., local time (the "Initial Closing Date"). On the Initial Closing Date, the Shares and the Warrant will be issued and delivered (as described in Section 2(f) hereof) by the Company for distribution to the purchasers thereof against payment of the purchase price by the Escrow Agent by wire transfer in same day funds, payable to the order of the Company. Interest earned on subscription funds while in the escrow account shall also be remitted to the Company by the Escrow Agent on the Initial Closing Date.

            (e) Subject to the terms and conditions of this Agreement, following the Initial Closing Date (if less than the Maximum Number of Shares were issued on such date), periodically at such dates and times as agreed to by the Company and you, additional closings ("Additional Closing Dates") shall be held at the offices of Ziegler, Ziegler & Associates LLP, 570 Lexington Avenue, 44th Floor, New York, New York (or such other place as may be designated by agreement between the Company and you), at which delivery of the Shares and the Warrants (as described in Section 2(f) hereof) will be issued against payment thereof or, all as provided in Section 2(d) above. In no event shall the final Additional Closing Date occur later than the first to occur of: (i) the sale of the Maximum Amount of Shares; or (ii) November 22, 2005, which date may be extended by mutual agreement of the Company and the Placement Agent through December 22, 2005. The Initial Closing Date and the Additional Closing Dates may be referred to individually as a "Closing Date" or collectively as the "Closing Dates."

            (f) All actions to be taken on a Closing Date shall be deemed to take place simultaneously and no actions shall be deemed complete, no payment deemed made and no document or certificate deemed delivered until all actions are complete, all payments made and all documents and certificates have been delivered, including all actions, payments and deliveries required by any other section of this Agreement to be made on a Closing Date. For purposes of this Agreement, certificates for Shares shall be deemed delivered upon confirmation by the Company's transfer agent that such certificates shall be mailed via courier to the purchasers of Shares in accordance with the Subscription Agreement.

            (g) The Company acknowledges that it has retained the Placement Agent in connection with the Offering and that, in such capacity, only personnel employed by the Placement Agent and such other personnel as are assigned for the specific purposes of services contemplated by this Agreement to be performed by the Placement Agent will be involved in providing the services described herein.

      3. Information Furnished by the Placement Agent. The information to be set forth in the Offering Memorandum under the caption "Plan of Distribution - Placement Agent" (insofar as such information relates to the Placement Agent) shall constitute the only information furnished by you to the Company for inclusion in the Offering Memorandum, and you warrant to the Company that the statements made therein will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      4. Further Agreements of the Company. The Company covenants and agrees as follows:

            (a) The Company will use its best efforts to qualify the Shares, Warrants and Warrant Shares for sale under (or obtain exemptions from the application of) the securities laws of such jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the lawful distribution of the Shares and the lawful issuance of the Warrant Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction. The Company will immediately advise you by telephone, confirming such advice in writing, of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of any of the Units, or of any proceedings or examinations which may lead to such an order or communication, by any governmental authority, as soon as the Company is advised thereof. The Company will use its best efforts to prevent the issuance of an order suspending such offer or sale or prohibiting the use of the Offering Memorandum and, if any such order is issued, to obtain its withdrawal as soon as possible.

            (b) From time to time prior to the final Closing Date, at your reasonable request, the Company will deliver to you such number of copies of the Offering Memorandum as you may reasonably request.

            (c) During the Offering Period, the Company will: (i) promptly notify you of any material events or developments relating to its financial condition, business operations or prospects which have not been previously disclosed to you; and (ii) not file with any securities regulators, or deliver to any prospective investor, any documents other than the Offering Memorandum, issue any press releases, or amend or supplement the Offering Memorandum, unless such documents, press releases, amendments and supplements shall first have been delivered to you and your counsel.

            (d) If at any time during the Offering Period any event affecting the Company, or of which the Company shall be advised in writing by you, shall occur which, in your reasonable opinion, should be set forth in a supplement to or an amendment of the Offering Memorandum, the Company will forthwith, at its own expense, or at your expense if such event is only a change in the information originally furnished by you for inclusion in the Offering Memorandum, prepare and furnish to you a reasonable number of copies of a supplement to or amendment of the Offering Memorandum so that the Offering Memorandum, as so supplemented or amended, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

            (e) The Company will pay its expenses in connection with this Offering and the transactions contemplated herein, including, but not limited to: the costs of preparing and printing (or otherwise duplicating) this Agreement; all expenses incident to the issuance and delivery of the Shares, Warrant and Warrant Shares, fees and expenses of legal counsel and independent accountants for the Company relating to opinions of counsel, audits, review of unaudited financials, or otherwise; the cost and expenses in connection with Blue Sky or other securities filings (which will be handled by counsel to the Placement Agent and paid for in advance by the Company), and the costs and expenses incident to the preparation, printing and distribution of the Offering Memorandum (including exhibits and schedules thereto).

            (f) The Company will further pay or reimburse all costs and expenses incurred by the Placement Agent in connection with the Offering no later than on each Closing Date. In addition: (i) the Company agrees to pay you a due diligence fee of $25,000 to cover your time and expenses incurred in conducting your due diligence hereunder, (ii) if the Company elects to cancel the Offering subsequent to the distribution of the Offering Memorandum, and prior to the Initial Closing Date, the Company shall promptly reimburse the Placement Agent for all your reasonable itemized out-of-pocket expenses incurred in connection with the Offering and pay a cancellation fee of $25,000; (iii) if you terminate this Agreement because of a material inaccuracy in any representation or warranty of the Company or the failure of any of the conditions to your obligations contained herein, the Company will promptly reimburse you for all your reasonable itemized out-of-pocket expenses incurred in connection with the Offering and pay you a termination fee of $25,000; and (iv) regardless of whether any Units are sold, the Company shall promptly after the termination of the Offering or on each Closing Date, as the case may be, reimburse you (by delivery of a certified or bank cashier's check or payment by wire transfer to your counsel) for all of the reasonable legal fees and disbursements of your counsel paid or payable by you for services rendered through such date in connection with the transactions contemplated by this Agreement, whose reimbursable legal fees shall not exceed $35,000 in the aggregate, with respect to all Closings.

            (g) In consideration for the services rendered to the Company in connection with the Offering, the Company will pay to you, on the Initial Closing Date, and each Additional Closing Date, (i) a cash commission in an amount equal to ten percent (10.0%) of the aggregate sales price of all Units sold at such Closing Date and (ii) a non-accountable expense allowance equal to 2% of the capital raised on each such Closing Date. In addition to the foregoing, the Company will issue and grant to you, on the final Closing Date, warrants (the "Placement Agent Warrants") to purchase at any time, for a period of five years following such Closing Date, ten percent (10%) of the number of Units ("Placement Agent Warrant Securities") sold in the Offering. The exercise price of the Placement Agent Warrants Securities shall be equal to the price at which the Units are sold. The Placement Agent Warrants shall be in a form, and contain the additional terms and conditions, substantially as set forth in Exhibit C attached hereto. The Company shall also pay the Placement Agent all compensation described in this paragraph (g) with respect to all securities sold to a purchaser or purchasers in the Offering at any time prior to the expiration of twenty four months after last Closing Date if (i) such purchaser or purchasers, or prospective purchasers, were identified to the Company by the Placement Agent or otherwise participated in the Offering, (ii) the Placement Agent advised the Company with respect to such purchaser, purchasers or prospective purchasers during the Term hereof or (iii) the Placement Agent had discussions with such purchaser, purchasers or prospective purchasers during the Term hereof and so notified the Company during the Term.

            (h) Within 90 days of the final closing date, the Company shall use its best efforts to file a registration statement (the "Registration Statement") on Form S-3, or, if unavailable, Form S-1 or Form SB-2, to register all of the Shares sold to investors in the Offering as well as all of the Warrant Shares issuable upon the exercise of the Warrants and the Placement Agent Warrant Securities (including the component parts thereof) issuable upon the exercise of the Placement Agent Warrant. The Company shall use its best efforts to cause the Registration Statement to be declared effective as soon as possible after filing, and shall keep the Registration Statement effective for the period specified in the Subscription Agreement. The Registration Statement will be subject to those blackout provisions and other restrictions contained in the Subscription Agreement. All costs associated with the preparation, filing, printing and maintaining the effectiveness of the Registration Statement, as more fully described in the Subscription Agreement, shall be borne by the Company.

            (i) The Company will apply the net proceeds from the sale of the Units in a manner consistent with the Offering Memorandum.

            (j) During the Offering Period, the Company will maintain appropriate arrangements with the Escrow Agent for depositing funds received from subscribers for the Units, as more fully described in Section 2 hereof. The Company will use its best efforts to cause the Escrow Agent to make appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Offering as described in the Offering Memorandum.

            (k) The Company will comply with all registration, filing and reporting requirements which may from time to time be applicable to the Company under the Securities Act, any applicable Blue Sky laws, and any other applicable securities laws

            (l) The Company will use commercially reasonable efforts to perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to delivery of the Shares and Warrants.

            (m) Provided that the Placement Agent is able to place, and the Company closes upon, the Minimum Number of Units, for a period of twenty four calendar months from the last Closing Date, the Company (and not CanAm nor any other joint venture of in which the Company is a partner) grants the Placement Agent a twenty one (21) day right of first refusal superseding all others to act as placement agent and/or underwriter for any further public and/or private placements of debt or equity by the Company;. The Company agrees that if the Placement Agent is able to place, and the Company closes upon, the Minimum Number of Units, the Placement Agent shall have an irrevocable preferential right for a period of two years from the last Closing Date to purchase for its account or to sell for the account of the Company, or any subsidiary of or successor to the Company, any securities of the Company or any such subsidiary or successor which the Company, any such subsidiary or successor may seek to sell through an underwriter, placement agent or broker-dealer whether pursuant to registration under the Act or otherwise. The Company, any such subsidiary or successor will consult the Placement Agent with regard to any such offering and will offer the Placement Agent the opportunity to purchase or sell any such securities on terms not more favorable to the Company, any such subsidiary or successor than it or they can secure elsewhere. If the Placement Agent fails to accept such offer within 21 days after the mailing of a notice containing such offer by registered mail addressed to the Placement Agent, then the Placement Agent shall have no further claim or right with respect to the financing proposal contained in such notice. If, however, the terms of such proposal are subsequently modified in any material respect, the preferential right referred to herein shall apply to such modified proposal as if the original proposal had not been made. The Placement Agents failure to exercise its preferential right with respect to any particular proposal shall not affect its preferential rights relative to future proposals.

      5. Indemnification and Contribution

            (a) The Company shall indemnify and hold harmless the Placement Agent and each Selected Dealer and their respective employees, officers and directors and each person (including each partner or officer thereof) who controls the Placement Agent or a Selected Dealer within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, any applicable Blue Sky laws or the common law or otherwise, and shall reimburse the Placement Agent and each Selected Dealer and their respective employees and controlling persons for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon: (i) any breach by the Company of any of the representations, warranties or agreements of the Company contained in this Agreement; (ii) acts or omissions of the Company or its employees or authorized agents in connection with the transactions contemplated hereunder (except to the extent that such losses, claims, damages, liabilities or expenses are found in a final judgment by a court of competent jurisdiction to have resulted from the willful misconduct or negligence of the Placement Agent or any other party entitled to indemnification under this
Section 5(a)); or (iii) any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the indemnity agreements of the Company contained in this paragraph (a) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Placement Agent or any Selected Dealer for use in the Offering Memorandum. The indemnity agreements of the Company contained in this paragraph (a) and the representations and warranties of the Company contained in
Section 1 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Units.

            (b) The Placement Agent shall indemnify and hold harmless the Company, each of its directors and officers, and each person (including each partner or officer thereof) who controls the Company within the meaning of
Section 15 of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, any applicable Blue Sky laws or the common law or otherwise, and shall reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon: (i) the Placement Agent's use of the Offering Memorandum other than for purposes of consummating the transactions contemplated by this Agreement; (ii) the Placement Agent's release of the Offering Memorandum without the prior approval of the Company; (iii) the willful misconduct or gross negligence of the Placement Agent; and (iv) any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Placement Agent specifically for use in the Offering Memorandum. The indemnity agreement of the Placement Agent contained in this paragraph (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Units.

            (c) Each party indemnified under the provisions of paragraphs (a) and (b) of this Section 5 shall, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, promptly give written notice (the "Notice") of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was prejudiced by the failure to give the Notice, but the omission so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (the "Notice of Defense") to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; provided, however, that: (i) if the indemnified party or parties reasonably determine that there is reasonably likely to be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties that could not reasonably be pursued by the use of the same counsel, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties; and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under paragraphs (a) through
(c) of this Section 5 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that: (A) the indemnifying party or parties shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause (i) of the proviso to the preceding sentence; and (B) the indemnifying party or parties shall bear such other expense as it or they have authorized to be incurred by the indemnified party or parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

            (d) If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) of this Section 5, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraph (a) or (b) of this Section 5 in such proportion as is appropriate to reflect not only the relative benefits received by each indemnifying party from the Offering, but also the relative fault of each indemnifying party in connection with such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Placement Agent shall be deemed to be in the same respective proportion as the total net proceeds from the Offering received by the Company and the total commission received by the Placement Agent bear to the aggregate offering price of the Units. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

      The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation, preparing to defend or defending against any action or claim which is the subject of this paragraph (d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      Each party entitled to contribution shall upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission to so notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in paragraph
(c) of this Section 5).

            (e) An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent. Neither the Company nor the Placement Agent will, without the prior written consent of the other, which consent will not be unreasonably withheld, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification has been sought hereunder unless such settlement, compromise or consent includes an unconditional release of the other party and any person who controls such party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from all liability arising out of such claim, action, suit or proceeding.

      6. Termination. This Agreement and your appointment as Placement Agent in connection with the Offering may be terminated by you at any time upon notice to the Company or by the Company at any time upon notice to you. Such appointment shall terminate automatically when the Maximum Number of Units has been sold. Notwithstanding the foregoing, if either you or the Company terminates this Agreement, Sections 4(e), 4(f), 4(g), 4(h), 4(i), 4(k), 4(l) and 4(m), 5, 9, 10,
11, 12, 13, 14 and 15 hereof shall remain in full force and effect.

      7. Conditions of Closing and Placement Agent's Obligations. The release of funds by the Escrow Agent and your obligation to act as Placement Agent in connection with the Offering shall be subject to the accuracy as of each Closing Date of the representations and warranties of the Company in this Agreement, to the performance by the Company of its obligations in this Agreement and to the following conditions:

            (a) (i) The Units shall have been qualified for sale in applicable states of the United States, or an exemption from qualification shall have been perfected or available; and (ii) no stop order suspending such qualification or prohibiting the use of the Offering Memorandum or purporting to prevent the offer and sale of the Units shall have been issued, and no proceedings therefor shall be pending or to the best knowledge of the Company, threatened, by any governmental body or authority.

            (b) On the Initial Closing Date, no less than the Minimum Number of Units shall have been subscribed for and accepted by the Company in accordance with the Offering Memorandum. On each Closing Date, the Company and the Placement Agent shall have delivered joint instructions to the Escrow Agent which direct the Escrow Agent to release such funds to the Company.

            (c) On each Closing Date, you shall have received such certificates, in form and substance reasonably satisfactory to you and your counsel, as you may have requested, from such officers of the Company as you may reasonably request, as to: (i) the absence of any material misstatement or omission in the statements in the Offering Memorandum; (ii) the absence of any material adverse change in the business, management, financial position, stockholders' equity, or results of operations of the Company and its subsidiaries (considered as a whole) since the date of the Offering Memorandum; (iii) the accuracy as of such Closing Date of the representations and warranties of the Company contained in
Section 1 of this Agreement; (iv) the performance by the Company of its obligations required in this Agreement to be performed at or prior to such Closing Date; (v) the fulfillment by the Company of the conditions to your obligations contained in this Agreement; and (vi) such other matters as you may reasonably request.

            (d) On each Closing Date, there shall be addressed and delivered to you and the Selected Dealers, dated as of such Closing Date, the opinion of Preston Gates & Ellis, LLP, counsel for the Company, in such form as shall be agreed by the Placement Agent and its counsel.

            (e) On behalf of the Selected Dealers and yourself, you shall have received such opinion or opinions of Ziegler, Ziegler & Associates LLP, counsel for you, with respect to such matters as you may reasonably request; and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

            (f) (i) Since the date of the latest audited financial statements included in the Offering Memorandum, neither the Company nor any of its subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood, earthquake or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum, and which interferes materially with the conduct of the Company's business and operations; (ii) since the respective date as of which information is given in the Offering Memorandum, there shall not have been any material adverse change in the general affairs, business, management, financial position, stockholders' equity, or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Offering Memorandum; and (iii) there must not have occurred any event that makes untrue or incorrect in any material respect any statement or information contained in the Offering Memorandum or that is not reflected in the Offering Memorandum but should be reflected in it in order to make the statements or information in it not misleading in any material respect.

            (g) Subsequent to the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, AMEX or the Nasdaq Stock Market, or the fixing of maximum ranges for prices of securities on the New York Stock Exchange or by order of the Commission or any other governmental authority having jurisdiction; or (ii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war, if the effect of any such event specified in this clause (ii) in your reasonable judgment is so material and so adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Units on the terms and in the manner contemplated in this Agreement and in the Offering Memorandum.

      8. Effective Date of Agreement. This Agreement shall become effective at the time this Agreement is fully executed by both parties.

      9. Reimbursement of Certain Expenses. In addition to the Company's obligations under Section 4(f) of this Agreement, the Company and the Placement Agent agree to reimburse each other on a quarterly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) or (b) of Section 5 of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 9 and the possibility that such payments might later be held to be improper; provided, however, that: (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them; and (ii) such persons shall provide to the Company or the Placement Agent, as the case may be, upon request, reasonable assurances of their ability to effect any refund, when and if due.

      10. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of the Company, the Placement Agent and the Selected Dealers, if any, and their respective employees, controlling persons, directors, officers, personal representatives, agents, associated persons, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation (including, without limitation, any subscriber or potential subscriber) any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained.

      11. Notices. All communications hereunder will be in writing and, except as otherwise expressly provided herein, if sent to the Placement Agent, will be mailed, delivered or telecopied and confirmed to you at S.W. Bach & Company, 6 Harbor Park Drive, Port Washington, New York 11050, Attention: Gregg Lerman,
Fax: (516) 621-7100, with a copy to Ziegler, Ziegler & Associates LLP, 570 Lexington Avenue, 44th Floor, , New York, New York 10022, Attention: Scott A. Ziegler, Esq., Fax: (212) 319-7605, or if to the Company, at MEMS USA, Inc., 5701 Lindero Canyon Road, Building 2-100, Westlake Village, CA 91362, Attention:
James Latty, FAX: (818) 735-4753, with a copy to: PMB Securities Corp, 450 Newport Center Drive, Suite 110, Newport Beach, CA 92660, Attention: Gary Cohee,
Fax: (562) 901-0572.

      12. Confidential Information. The Placement Agent will treat all information which it receives from the Company in a confidential manner (other than information that is or becomes publicly available other than as a result of the wrongful or unlawful disclosure by the Placement Agent or its agents) and will use the same degree of care to prevent inappropriate dissemination of such information as it would employ in the protection and preservation of confidential information about its own business. The Placement Agent will not:
(i) use any such confidential information other than in connection with the Offering; and (ii) except as required by applicable law, regulation or legal process, (and upon written advice of its legal counsel as to the applicability and necessity thereof) disclose to any third party any information received from the Company which is confidential and is not publicly available. The Placement Agent further agrees that monetary damages would not be an adequate remedy for breach of the covenants contained in this paragraph and that the Company will be entitled to injunctive relief for any such breach. If this Agreement is terminated, the Placement Agent, upon written request of the Company, will return to the Company all confidential information concerning the Company received by the Placement Agent.

      13. Miscellaneous. The representations and warranties contained in this Agreement shall remain in full force and effect regardless of: (a) any investigation made by or on behalf of the Placement Agent or controlling person thereof, or by or on behalf of the Company or their respective directors or officers; and (b) delivery and payment for the Units, and Warrant Shares. It is understood that the relationship between the Placement Agent and the Company is that of independent contractors, and, except to the extent provided for herein, neither party hereto shall be considered the agent of the other party for any purposes whatsoever. Neither of the parties hereto is granted any right or authority to assume or create any obligation or liability, express or implied, on behalf of the other party, or to bind the other party in any manner or thing whatsoever. The Company agrees that, subject to applicable law, the Placement Agent may assign any and all of the compensation payable hereunder to persons employed or otherwise associated with the Placement Agent and that such persons shall have the rights of the Placement Agent hereunder with respect to such compensation. This Agreement constitutes the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. There are no understandings or representations, express or implied, related to the subject matter hereof that are not expressly set forth in this Agreement. The provisions of this Agreement may be amended, modified, waived or terminated only with the prior written consent of the parties, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement. By signature below and execution of this Agreement, each of the parties hereto, separately and individually, and their representatives, associates and agents confirm that any corporation, organization, firm, company, partnership or individual of which the signee is a party to, member of, shareholder, officer or director in, principal agent of, employee or otherwise would benefit financially from an association, is bound by this Agreement. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not effect such provision in any other respect or any other provision of this Agreement.

      14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      15. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of law principles.

      In the event any of the parties to this Agreement resorts to legal action against the other in connection with this Agreement, such action shall only be instituted and maintained in the courts of the County of New York, State of New York; provided, however, that the Company may enforce its rights under Section 12 hereof with respect to persons other than employees, officers and directors of the Placement Agent in any court of competent jurisdiction. The prevailing party shall be entitled to receive reimbursement from the non-prevailing party for all reasonable attorneys' fees and other costs incurred in connection with such action.

      Please sign and return to the Company the enclosed duplicates of this letter, whereupon this letter will become a binding agreement between the Company and the Placement Agent in accordance with its terms.

                                         Very truly yours,

                                         MEMS USA, INC.


                                         By: ___________________________________
                                             Name:  James A. Latty
                                             Title: Chairman and Chief Executive
                                                    Officer


The foregoing Agreement
is hereby confirmed and
accepted as of the date
first above written.

S.W. BACH & COMPANY


By: _____________________________
    Name:  Gregg Lerman
    Title: President